UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden hours per response. . 28.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 16, 2005

MathStar, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-51560	41-1881957
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5900 Green Oak Drive, Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(952) 746-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

(a)       During the period from and including November 16, 2005 through November 21, 2005, MathStar, Inc. (the “Company”) sold 521,619 shares of its common stock upon the conversion of a total of $2,503,771 in principal and interest due under its 8% convertible promissory notes that it issued in April 2005.  Thus, the holders of the notes have converted a total of $5,416,624 of principal and interest into 1,128,401 shares of common stock, which includes the notes converted before November 16, 2005.  Pursuant to the terms of the notes, the Company will pay the total of $331,239 of principal and accrued interest on the notes not converted into shares of its common stock.  In April 2005, the Company sold a total of $5,500,000 of its 8% convertible promissory notes along with warrants to purchase a total of 366,715 shares of its common stock.  The per share conversion price of the notes and the per share exercise price of the warrants is $4.80, which is equal to 80% of the price at which shares of the Company’s common stock were sold in its initial public offering.  The sales of the shares upon conversion of the promissory notes were made to accredited investors in reliance on the exemption provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and Section 4(2) of the Securities Act.  The purchasers of the shares have agreed not to offer for sale, sell, distribute or otherwise dispose of such shares for a period of 180 days after the October 26, 2005 effective date of the Company’s initial public offering without the consent of Feltl and Company, which is the underwriter of the initial public offering.  The holders of the 8% convertible promissory notes had the right to convert principal and interest due under the notes into shares of common stock through the close of business on November 21, 2005.  The notes are payable on December 1, 2005 if they were not converted into common stock on or before November 21, 2005.

In September 2005, the Company granted options to purchase 42,500 shares of common stock at an exercise price of $6.30 per share to four employees under its 2004 Amended and Restated Long-Term Incentive Plan.  Also in September 2005, the Company granted a restricted stock award for 10,000 shares of common stock with a value of $6.30 per share to one employee under its 2004 Amended and Restated Long-Term Incentive Plan. These grants were made in reliance on the exemption provided by Rule 701 under the Securities Act.

In November 2005, the Company issued 5,001 shares of common stock to two investors, who represented in writing that they were accredited investors, at a price of $2.25 per share upon the exercise of warrants, resulting in gross proceeds of $11,252. These sales were made in reliance on the exemption provided by Rule 506 of Regulation D under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MathStar, Inc.

Date: November 22, 2005.
By	/s/ James W. Cruckshank
James W. Cruckshank
Vice President of Administration and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)